UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (date of earliest event reported): February 21, 2020

Frontier Communications Corporation

(Exact name of registrant as specified in its charter)

Delaware	001-11001	06-0619596
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

401 Merritt 7, Norwalk, Connecticut 06851

(Address of principal executive offices) (Zip Code)

(203) 614-5600

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging Growth Company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Securities registered pursuant to Section 12(b) of the Act:

Title of Each Class	Trading Symbol	Name of Each Exchange
Common Stock, $0.25 par value	FTR	The NASDAQ Stock Market, LLC
Preferred Stock Purchase Rights	n/a	The NASDAQ Stock Market, LLC

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

On February 21, 2020, the Compensation Committee of the Board of Directors approved the terms of our executive compensation program for 2020. Under the 2020 program, the Company’s named executive officers will be entitled to receive base salary, cash retention awards, performance awards and quarterly bonus plan awards on terms and in amounts substantially consistent with the 2019 executive compensation program. Terms of the Company’s 2020 executive compensation program will be set forth in more detail in the Company’s Compensation Discussion and Analysis to be filed with the SEC.

Among other things, the Compensation Committee approved the following 2020 compensation of the Company’s named executive officers. Mr. Han was named President and Chief Executive Officer in December 2019, succeeding CEO Daniel McCarthy, and his compensation under the 2020 program reflected herein is as set forth and previously disclosed in his Employment Agreement, dated December 3, 3019.

Cash Retention Award

As in 2019, restricted share awards for our named executives have been converted into an up-front cash retention award with a recapture provision. The 2020 cash retention award will be paid in the first quarter and is subject to a recapture provision that requires repayment in the event of voluntary departure or involuntary termination for cause during a period ending no later than February 28, 2021.

Name	2020 Cash Retention Award
Bernard Han, President and CEO	$2,655,000
Sheldon Bruha, EVP and Chief Financial Officer	$900,000
Ken Arndt, EVP and Chief Operations Officer	$1,080,000
Steve Gable, EVP and Chief Technology Officer	$1,080,000
John Maduri, EVP and Chief Customer Officer	$1,400,000

Performance Award

As in 2019, the portion of our named executive’s compensation that would historically have been paid in the form of performance stock units will be paid through a performance-based cash program. A participant’s annual target under this program will be earned and paid fully on a quarterly schedule with quarterly goals based on specific metrics. Quarterly payments under the program will be subject to a recapture provision in the event of voluntary departure or involuntary termination for cause during a period ending no later than February 28, 2021.

Name	2020 Performance Award - Annual Target
Bernard Han, President and CEO	$1,770,000
Sheldon Bruha, EVP and Chief Financial Officer	$600,000
Ken Arndt, EVP and Chief Operations Officer	$720,000
Steve Gable, EVP and Chief Technology Officer	$720,000
John Maduri, EVP and Chief Customer Officer	$900,000

Quarterly Bonus Plan Awards

As in 2019, the 2020 short-term bonus will be earned and paid fully on a quarterly schedule with quarterly goals based on specific metrics. Quarterly bonus payments under the program will be subject to a recapture provision in the event of voluntary termination or involuntary termination for cause during a period ending no later than February 28, 2021.

Name	2020 Quarterly Cash Bonus - Annual Target
Bernard Han, President and CEO	$2,275,000
Sheldon Bruha, EVP and Chief Financial Officer	$550,000
Ken Arndt, EVP and Chief Operations Officer	$600,000
Steve Gable, EVP and Chief Technology Officer	$550,000
John Maduri, EVP and Chief Customer Officer	$625,000

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

FRONTIER Communications CORPORATION

Date: February 26, 2020	By:	/s/ Mark D. Nielsen
Mark D. Nielsen
Executive Vice President, Chief Legal Officer and Chief Transaction Officer